Exhibit 10.16

Schedule of Optionees and Material Terms

of Option Agreements dated

as of February 1, 2005

Optionees	Shares	Vesting Schedule	Grant Date	Expiration Date	Exercise Price

Patrick M. Flynn	15,000	1	2/1/2005	2/1/2010	34.00

Eldon D. Dietterick	12,000	1	2/1/2005	2/1/2010	34.00

Richard T. Frey	9,000	1	2/1/2005	2/1/2010	34.00

Mark Daubert	6,000	2	2/1/2005	2/28/2006	34.00

Carl V. Kerstetter	3,000	2	2/1/2005	2/28/2006	34.00

Cynthia A. Barron	6,000	1	2/1/2005	2/1/2010	34.00

Christine A. Liebold	1,000	1	2/1/2005	2/1/2010	34.00

1.

These options vest in three equal annual installments, commencing on February 1, 2006.

2.

These options are currently vested and fully exercisable.